As filed with the Securities and Exchange Commission on  February 10, 2010

Registration Statement No. 333-164374

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 Amendment No. 3
 to the
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIKING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	86-0913802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

John Kennedy
Chief Executive Officer
Viking Systems, Inc.	Viking Systems, Inc.
134 Flanders Road	134 Flanders Road
Westborough, MA 01581	Westborough, MA 01581
(508) 366-3668	(508) 366-3668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Amy M. Trombly, Esq.
1320 Centre Street, Suite 202
Newton, MA 02459
Phone (617) 243-0060
Fax (617) 243-0066

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered (1)	Per Unit (2)	Offering Price (2)	Fee
Common Stock, par value $0.001	15,000,000	$0.28	$4,200,000	$299.46

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the registrant’s common stock as reported on the Over-The-Counter Bulletin Board on January 12, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

We are filing this Amendment No. 3 to the Form S-1 to add a revised legal opinion as Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the Common Stock being registered.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to be paid
SEC Registration Fee	$299
Printing and Edgarizing expenses	$2,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Transfer agent	$500
Stock certificates	$200
Miscellaneous	$2,001

Total	$30,000

INDEMNIFICATION OF  DIRECTORS  AND  OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations. As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:

•
The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•
The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•
The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•
The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant may enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and which allow for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

RECENT SALES OF UNREGISTERED SECURITIES

On January 4, 2008, we completed execution of a Recapitalization Plan.  In this Plan, we issued an aggregate of 41,157,906 shares of unregistered common stock.

In October 2008, we issued 158,500 shares of common stock in settlement of amounts owed for professional services.  In aggregate, the shares were valued at $47,549.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities and the securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution and the transfer thereof was restricted by us.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of this registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a) (1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in this prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBITS.

Number	Description of Exhibits

3.1
Certificate of Incorporation, as amended, dated June 8, 2006 (included as Exhibit 3.1 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and incorporated herein by reference).

3.2	Bylaws (included as Exhibit 3.3 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and incorporated herein by reference).

4.1
Certificate of Preferences, Rights and Limitations of Series B Variable Dividend Convertible Preferred Stock (included as Exhibit 4.01 to the Form 8-K filed May 25, 2006, and incorporated herein by reference).

5.1	Legal Opinion of Amy Trombly, Esq.

10.1	Stock Incentive Plan, dated March 31, 2004 (included as Exhibit 10.1 to the Form 8-K filed April 1, 2004, and incorporated herein by reference).

10.2	2004 Non-Employee Director Stock Ownership Plan dated December 29, 2005 (included as Exhibit 10.2 to the Form 8-K filed April 1, 2004, and incorporated herein by reference).

10.3	Employment Agreement between the Company and John Kennedy, dated October 10, 2005 (included as Exhibit 10.3 to the Form 8-K filed October 27, 2005, and incorporated herein by reference).

10.4
Lease between the Company and Robert F. Tambone as Trustee of MAT Realty Trust, dated September 23, 2004 (included as Exhibit 10.1 to the Form 8-K filed October 1, 2004, and incorporated herein by reference).

10.5
First Amendment to Lease between the Company and Robert F. Tambone as Trustee of MAT Realty Trust, dated February 5, 2007 (included as exhibit 10.18 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and incorporated herein by reference).

10.6
Securities Purchase Agreement between the Company and various investors, dated February 23, 2007 (included as Exhibit 10.1 to the Form 8-K filed February 27, 2007, and incorporated herein by reference).

10.7
Amendment to Securities Purchase Agreement between the Company and various investors, dated July 19, 2007 (included as Exhibit 10.11 to the Form 8-K filed August 2, 2007, and incorporated herein by reference).

10.8	Securities Purchase Agreement between the Company and various investors, dated July 31, 2007 (included as Exhibit 10.1 to the Form 8-K filed August 2, 2007, and incorporated herein by reference).

10.9
Registration Rights Agreement between the Company and various investors, dated February 23, 2007 (included as Exhibit 10.1 to the Form 8-K filed February 27, 2007, and incorporated herein by reference).

10.10
Amendment No. 1 to Registration Rights Agreement between the Company and various investors, dated July 19, 2007 (included as Exhibit 10.7 to the Form 8-K filed August 2, 2007, and incorporated herein by reference).

10.11	Common Stock Purchase Warrant, dated February 23, 2007 (included as Exhibit 10.4 to the Form 8-K filed February 27, 2007, and incorporated herein by reference).

10.12	8% Secured Convertible Debenture, dated July 31, 2007 (included as Exhibit 10.2 to the Form 8-K filed August 2, 2007, and incorporated herein by reference).

10.13	Consent, Waiver and Amendment Agreement, dated February 23, 2007 (included as Exhibit 10.6 to the Form 8-K filed February 27, 2007, and incorporated herein by reference).

10.14	Revised Consent, Waiver and Amendment Agreement, dated July 22, 2007 (included as Exhibit 10.10 to the Form 8-K filed August 2, 2007, and incorporate herein by reference).

10.15	Consent, Waiver and Amendment Agreement, dated July 19, 2007 (included as Exhibit 10.6 to the Form 8-K filed August 2, 2007, and incorporated herein by reference).

10.16	Security Agreement between the Company and various investors, dated February 23, 2007 (included as Exhibit 10.5 to the Form 8-K filed February 27, 2007, and incorporated herein by reference).

10.17
Amendment No. 1 to Security Agreement between the Company and various investors, dated July 19, 2007 (included as Exhibit 10.2 to the Form 8-K filed August 2, 2007, and incorporated herein by reference).

10.18	Recapitalization Agreement between the Company and Securityholders, dated December 31, 2007 (included as exhibit 99.1 to the Form 8-K filed January 7, 2008, and incorporated herein by reference).

10.19	Securities Purchase Agreement between the Company and various investors, dated January 4, 2008 (included as Exhibit 99.2 to the Form 8-K filed January 7, 2008, and incorporated herein by reference).

10.20	Executive Employment Agreement between the Company and William C. Bopp, dated January 4, 2008 (included as Exhibit 99.3 to the Form 8-K filed January 7, 2008, and incorporated herein by reference).

10.21
Amendment to Executive Employment Agreement between the Company and William C. Bopp, dated February 27, 2008 (included as Exhibit 99.2 to the Form 8-K filed February 29, 2008, and incorporated herein by reference).

10.22
Investment Agreement by and between Viking Systems, Inc. and Dutchess Opportunity Fund, II, LP, dated January 7, 2010 (included as Exhibit 10.1 to the Form 8-K filed January 7, 2010, and incorporated herein by reference).

10.23
Registration Rights Agreement by and between Viking Systems, Inc. and Dutchess Opportunity Fund, II, LP, dated January 7, 2010 (included as Exhibit 10.2 to the Form 8-K filed January 7, 2010, and incorporated herein by reference).

23.1 *	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

23.2	Consent of Amy Trombly, Esq. (contained in Exhibit 5.1).

______________________
*Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Westborough, Commonwealth of Massachusetts, on  February 10, 2010.

Viking Systems, Inc.

Dated: February 10, 2010	By: /s/ John Kennedy
Chief Executive Officer
(Principal Executive Officer)

Dated: February 10, 2010	By: /s/ Robert Mathews
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity	Date

/s/ John Kennedy	Chief Executive Officer	February 10, 2010

/s/ Robert Mathews	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	February 10, 2010

/s/ William Bopp	Chairman of the Board	February 10, 2010

/s/ William Tumber	Director	February 10, 2010